Exhibit 10.1(c)

THIRD AMENDMENT AND FIRST WAIVER TO THE CREDIT AGREEMENT

THIRD AMENDMENT AND FIRST WAIVER, dated as of October 7, 2004 (the “Amendment and Waiver”), to the Credit Agreement, dated as of January 31, 2003, as amended by the First Amendment dated as of March 19, 2003 and as further amended by the Second Amendment dated as of December 3, 2003 (the “Credit Agreement”), among VIASYSTEMS GROUP, INC. (“Holdings”), VIASYSTEMS, INC. (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Existing Lenders” and, together with the Replacement Tranche B Term Lenders (as defined below), the “Lenders”) and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the Existing Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement (i) to provide for the Tranche B Term Loan Refinancing (as defined herein) and (ii) to waive certain provisions relating to the application of mandatory prepayments of Net Cash Proceeds, in each case, as otherwise more fully described herein; and

WHEREAS, the Lenders participating in the Tranche B Term Loan Refinancing understand that the Replacement Tranche B Term Loans (as defined herein) will be secured to the same extent as the Original Tranche B Term Loans, and are a Second Priority Obligation as defined in the Intercreditor Agreement; and

WHEREAS, the parties hereto are willing to agree to such amendment, but only upon the terms and subject to the conditions set forth herein; and

WHEREAS, Holdings and the Borrower have asked J.P. Morgan Securities Inc. to act as exclusive sole lead arranger and sole bookrunner for this Amendment and Waiver and J.P. Morgan Securities Inc. has agreed to serve in such capacity;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.     Defined Terms. Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

2.     Amendments to Subsection 1.1. (a) Subsection 1.1 of the Credit Agreement is hereby amended by inserting, in proper alphabetical order, the following new or substitute defined terms and related definitions:

“Continuing Tranche B Term Lender”: any Lender which holds Original Tranche B Term Loans prior to the Repricing Effective Date and a Replacement Tranche B Term Loan Commitment from and after the Repricing Effective Date. Any Continuing Tranche Lender shall be deemed a Replacement Tranche B Term Lender from and after the Repricing Effective Date.

“Converted Tranche B Term Loan”: as defined in Subsection 4.1(b) hereof.

“Original Tranche B Term Loan Commitment”: as to any Lender, the obligation of such Lender to make an Original Tranche B Term Loan to the Borrower hereunder on the Closing Date. The original aggregate amount of the Original Tranche B Term Loan Commitment is $378,467,819.18.

“Original Tranche B Term Loan Lenders”: Lenders which hold the Original Tranche B Term Loans immediately prior to the Repricing Effective Date.

“Original Tranche B Term Loans”: the tranche B term loans made to the Borrower pursuant to the Credit Agreement on the Closing Date. As of the Repricing Effective Date, each of the Original Tranche B Term Loan Commitment and the aggregate outstanding principal amount of Original Tranche B Term Loans is $0.

“Replacement Tranche B Term Lender”: each Lender which has a Replacement Tranche B Term Loan Commitment or which has made a Replacement Tranche B Term Loan.

“Replacement Tranche B Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Replacement Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount agreed to by the Borrower, the Administrative Agent and such Lender. The original aggregate amount of the Replacement Tranche B Term Loan Commitments is $265,000,000.

“Replacement Tranche B Term Loans”: as defined in Subsection 4.1(a) hereof.

“Repricing Effective Date”: the date on which the conditions precedent set forth in Section 15 of the Third Amendment and First Waiver shall have been satisfied or waived, which date is October 7, 2004.

“Tranche B Term Loan Commitment”: prior to the Repricing Effective Date, the Original Tranche B Term Loan Commitment, and from and after the Repricing Effective Date, the Replacement Tranche B Term Loan Commitment.

“Tranche B Term Loan Lenders”: prior to the Repricing Effective Date, the Original Tranche B Term Loan Lenders and from and after the Repricing Effective Date, the Replacement Tranche B Term Loan Lenders.

“Tranche B Term Loan Refinancing”: the refinancing in full of the outstanding Original Tranche B Term Loans with the proceeds of the Replacement Tranche B Term Loans.

“Tranche B Term Loans”: prior to the Repricing Effective Date, the Original Tranche B Term Loans and from and after the Repricing Effective Date, the Replacement Tranche B Term Loans.

(b)     The definition of “Applicable Margin” contained in Subsection 1.1 of the Credit Agreement is hereby amended by (i) replacing 4.25% with 3.25% in the Applicable Margin column for Base Rate Loans with respect to Tranche B Term Loans and (ii) replacing 5.25% with 4.25% in the Applicable Margin column for Eurodollar Rate Loans with respect to Tranche B Term Loans.

3.     Amendment to Subsection 4.1. Subsection 4.1 of the Credit Agreement is hereby amended in its entirety as follows:

“4.1     Tranche B Term Loans. (a) The Original Tranche B Term Loans were made to the Borrower on the Closing Date. Subject to the terms and conditions hereof, each Replacement Tranche B Term Loan Lender severally agrees to make a tranche B term loan (or, in the case of a Continuing Tranche B Term Lender, pursuant to clause (b) of this subsection, to elect to convert or exchange all of such Continuing Tranche B Term Lender’s Original Tranche B Term Loans) (collectively, the “Replacement Tranche B Term Loans”) to the Borrower on the Repricing Effective Date in an amount not to exceed the amount of the Replacement Tranche B Term Loan Commitment of such Lender. The Replacement Tranche B Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 4.2 and 5.4.

(b)     In connection with the making of the Replacement Tranche B Term Loans pursuant to clause (a) above, by delivering notice to the Administrative Agent two Business Days prior to the Repricing Effective Date, any Continuing Tranche B Term Lender may elect to make all of such Lender’s Replacement Tranche B Term Loans requested by the Borrower in accordance with Subsection 4.2 to be made on the Repricing Effective Date by converting or exchanging all of the outstanding principal amount of the Original Tranche B Term Loans held by such Lender into Replacement Tranche B Term Loans (each, a “Converted Tranche B Term Loan”). On the Repricing Effective Date, the Converted Tranche B Term Loans shall be converted or exchanged for all purposes of this Agreement into Replacement Tranche B Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Tranche B Term Loans converted or exchanged into Replacement Tranche B Term Loans. Any written notice to the Administrative Agent delivered by an applicable Lender pursuant to this subsection shall specify the amount of such Lender’s Replacement Tranche B Term Loan Commitment and the principal amount of the Original Tranche B Term Loans held by such Lender that are to be converted or exchanged into Replacement Tranche B Term Loans. From and after the Repricing Effective Date, Converted Tranche B Term Loans shall constitute Replacement Tranche B Term Loans for all purposes of this Agreement.

(c)     Notwithstanding any provision of this Agreement, the provisions of Subsections 7.6, 7.7, 7.8 and 15.5 as in effect immediately prior to the Repricing Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Repricing Effective Date.”

4.     Amendment to Subsection 4.2. Subsection 4.2 of the Credit Agreement is hereby amended in its entirety as follows:

“4.2     Procedure for Replacement Tranche B Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the Repricing Effective Date) requesting (i) that the Replacement Tranche B Term Lenders make Replacement Tranche B Term Loans or (ii) that the Continuing Tranche B Term Lenders convert or exchange Converted Tranche B Term Loans into Replacement Tranche B Term Loans on the Repricing Effective Date. The Replacement Tranche B Term Loans shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Replacement Tranche B Term Lender and Continuing Tranche B Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Repricing Effective Date, each Replacement Tranche B Term Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in Subsection 15.2 an amount in immediately available funds equal to the Replacement Tranche B Term Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Replacement Tranche B Term Lenders to the repayment in full of principal of each of the Original Tranche B Term Loans that are not Converted Tranche B Term Loans.”

5.     New Subsection 4.3. New Subsection 4.3 of the Credit Agreement is hereby inserted immediately after Subsection 4.2 as follows:

“4.3     Amortization of Tranche B Term Loans. The Tranche B Term Loans shall be payable in nineteen (19) consecutive quarterly installments on the dates and in principal amount equal to the amount set forth below (together with accrued interest thereon) opposite the applicable installment date:

Installment	Amount
March 31, 2005	662,500
September 30, 2005	662,500
December 31, 2005	662,500
March 31, 2006	662,500
June 30, 2006	662,500
September 30, 2006	662,500
December 31, 2006	662,500
March 31, 2007	662,500
June 30, 2007	662,500
September 30, 2007	662,500
December 31, 2007	662,500
March 31, 2008	662,500
June 30, 2008	662,500
September 30, 2008	662,500
December 31, 2008	662,500
March 31, 2009	662,500
June 30, 2009	662,500
September 30, 2009	all amounts then outstanding in respect of the Tranche B Term Loans

6.     Amendment to Subsection 5.2. Subsection 5.2 of the Credit Agreement is hereby amended by adding new clause (c) as follows:

“(c)     Each optional prepayment of the Replacement Tranche B Term Loans effected on or prior to the first anniversary of the Repricing Effective Date with the proceeds of a substantially concurrent issuance or incurrence of Term Loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time (excluding a refinancing of all of the Loans and Commitments hereunder with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee of 1.0% of the aggregate amount of such prepayments if any of the interest rates payable in respect of such Term Loans is less than the corresponding interest rate that would have been payable in respect of the Replacement Tranche B Term Loans.”

7.     Amendment to Subsection 7.1(d). Subsection 7.1(d) of the Credit Agreement is hereby amended in its entirety, as follows:

“(d)     Interest shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand; provided, further, that all unpaid interest through the Repricing Effective Date on Converted Tranche B Term Loans shall be deemed to be due on the Repricing Effective Date.

8.     Amendment to Subsection 10.14. Subsection 10.14 of the Credit Agreement is hereby amended by replacing the last sentence therein with the following:

“Use the Term Loans solely to refinance obligations of the Borrower under the Pre-Petition Credit Agreement; provided, that the proceeds of the Replacement Tranche B Term Loans shall be used for the Tranche B Term Loan Refinancing and for general corporate purposes (including to finance the working capital needs) of the Borrower and its Subsidiaries.”

9.     Prepayment Notice. The Required Lenders under the Existing Credit Facility hereby waive the requirements of Subsection 5.2(a) of the Credit Agreement to the extent, but only to the extent, such subsection requires more than one Business Day’s notice of repayment to be given in connection with the Tranche B Term Loan Refinancing.

10.     Term Loan Refinancing. The Borrower hereby irrevocably directs the Administrative Agent (a) to apply the proceeds of the Replacement Tranche B Term Loans being funded (and not being converted or exchanged) immediately upon the receipt thereof to prepay the outstanding principal of the Original Tranche B Term Loans and (b) with respect to all Converted Tranche B Term Loans, to take such action as is deemed necessary or appropriate to effectuate the conversion of such Original Tranche B Term Loans into Replacement Tranche B Term Loans in the manner described in paragraph (b) of Subsection 4.1 of the Credit Agreement as amended hereby.

11.     Amendment to Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended by inserting, in proper alphabetical order, the following new or substitute defined terms and related definitions:

“Third Amendment and First Waiver”: the Third Amendment and First Waiver dated as of October 7, 2004 to this Agreement.

“Third Amendment and First Waiver Effective Date”: the date on which the conditions precedent set forth in Section 16 of the Third Amendment and First Waiver shall have been satisfied or waived, which date is October 7, 2004.

12.     Amendment to Subsection 11.19. Subsection 11.19 of the Credit Agreement is hereby amended by changing the amount “$25,000,000” to “$35,000,000”.

13.     Waiver to Credit Agreement. The Lenders hereby agree to waive, effective as of the Third Amendment and First Waiver Effective Date, any mandatory prepayment requirements pursuant to Subsection 5.3(a) in connection with Net Cash Proceeds received by the Borrower in connection with the Borrower’s rights offering occurring substantially simultaneously with this Amendment and Waiver, and any restriction pursuant to Subsection 11.8(b) or 11.9(b), if any, on the use of such Net Cash Proceeds for Investments or Capital Expenditures; provided, that such Net Cash Proceeds are used by the Borrower to increase cash on hand and to fund certain capital expenditure projects related to the Asian PCB operations, as previously disclosed to the Administrative Agent.

14.     Release of Collateral. Upon the effectiveness of this Amendment and Waiver, the Administrative Agent shall release (i) 35% of the shares of Viasystems Luxembourg S.a.r.l. pledged pursuant to the Credit Agreement and (ii) each of the three intercompany notes from Viasystems Group Limited, as Issuer and Viasystems International, Inc., as Payee thereunder, upon evidence satisfactory to the Administrative Agent that all obligations thereunder have been satisfied or waived.

15.     Conditions to Effectiveness of paragraphs 1 through 10 of this Amendment and Waiver. Paragraphs 1 through 10 of this Amendment and Waiver shall become effective upon the date (the “Repricing Effective Date”) when the following conditions are satisfied or waived (provided that all such conditions must be satisfied on or prior to October 7, 2004):

(a)     Amendment and Waiver to Credit Agreement. The Administrative Agent shall have received counterparts of this Amendment and Waiver, duly executed and delivered by Holdings, the Borrower and the Administrative Agent, and the Administrative Agent shall have received Lender Consent Letters (in the form attached hereto) of each Lender with a Replacement Tranche B Term Loan Commitment and the Existing Lenders constituting the “Required Lenders” under the Credit Agreement.

(b)     Fees.

(A)     The Administrative Agent shall have received all fees required to be paid on or before the Repricing Effective Date, and all expenses required to be paid on or before the Repricing Effective Date for which invoices have been timely presented.

(B)     The Borrower also agrees to pay to the Administrative Agent on the Repricing Effective Date by intrabank transfer of immediately available funds all accrued interest payable pursuant to Subsection 7.1(d) of the Credit Agreement, as amended hereby, and any amounts payable pursuant to Subsection 7.8(d) of the Credit Agreement as a result of the Tranche B Term Loan Refinancing.

(c)     Rights Offering. The Borrower shall have received (or concurrently receive) aggregate gross cash proceeds of at least $50,000,000 in connection with a rights offering, the Net Cash Proceeds of which shall be used to increase cash on hand and to fund certain capital expenditure projects as previously disclosed to the Administrative Agent.

(d)     Junior Preferred Stock. $30,000,000 worth of the Borrower’s Class A junior preferred stock shall have been converted to common stock of the Borrower.

(e)     Security Documents. The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Annex 1 hereto, executed and delivered by an authorized officer of Holdings, the Borrower and each other Credit Party.

(f)     Tranche B Term Loan Refinancing. The Tranche B Term Loan Refinancing shall have been consummated or arrangements reasonably satisfactory to the Administrative Agent shall have been made for the consummation thereof.

(g)     Closing Certificate. The Administrative Agent shall have received a certificate of each Credit Party, dated the Repricing Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments.

(h)     Legal Opinions. The Administrative Agent shall have received the legal opinion of Weil, Gotshal & Manges LLP, counsel to Holdings, the Borrower and its Subsidiaries, substantially in the form of the opinion given in connection with the Credit Agreement (with such changes as may be agreed by the Administrative Agent).

(i)     No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions (including the amendments and waiver to the Credit Agreement) contemplated herein.

(j)     Representations and Warranties. Each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment and Waiver, as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

16.     Conditions to Effectiveness of paragraphs 11 through 14 of this Amendment and Waiver. Paragraphs 11 through 14 of this Amendment and Waiver shall become effective upon the date (the “Third Amendment and First Waiver Effective Date”) when the following conditions are satisfied or waived (provided that all such conditions must be satisfied on or prior to October 7, 2004):

(a)     Amendment and Waiver to Credit Agreement. The Administrative Agent shall have received counterparts of this Amendment and Waiver, duly executed and delivered by Holdings, the Borrower and the Administrative Agent, and the Administrative Agent shall have received Lender Consent Letters (in the form attached hereto) of the Existing Lenders constituting each of (i) the “Required Lenders” under the Credit Agreement and (ii) the Majority Facility Lenders under the Credit Agreement in respect of the Tranche B Term Loan Facility.

(b)     Fees. The Administrative Agent shall have received all fees required to be paid on or before the Third Amendment and First Waiver Effective Date, and all expenses required to be paid on or before the Third Amendment Effective Date for which invoices have been timely presented.

(c)     Rights Offering. The Borrower shall have received (or concurrently receive) aggregate gross cash proceeds of at least $50,000,000 in connection with a rights offering, the Net Cash Proceeds of which shall be used to increase cash on hand and to fund certain capital expenditure projects as previously disclosed to the Administrative Agent.

(d)     Junior Preferred Stock. $30,000,000 worth of the Borrower’s Class A junior preferred stock shall have been converted to common stock of the Borrower.

(e)     No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions (including the amendments and waiver to the Credit Agreement) contemplated herein.

(f)     Representations and Warranties. Each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment and Waiver, as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

17.     Continuing Effect of the Credit Agreement. This Amendment and Waiver shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Credit Parties that would require an amendment, waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

18.     Counterparts. This Amendment and Waiver may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or other suitable means of electronic transmission of a signed counterpart, such as a pdf file), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

19.     GOVERNING LAW. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VIASYSTEMS GROUP, INC.

By: /s/ David J. Webster
Name: David J. Webster
Title: Chief Administrative Officer

VIASYSTEMS, INC.

By: /s/ David J. Webster
Name: David J. Webster
Title: Chief Administrative Officer

JPMORGAN CHASE BANK, as Administrative Agent and as a Lender

By: /s/ Robert Anastasio
Name: Robert Anastasio
Title: Vice President

Viasystems Third Amendment and First Waiver Signature Page October 2004